EXHIBIT 21.1
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
AND STARWOOD HOTELS & RESORTS
SUBSIDIARIES OF THE REGISTRANTS

				Wholly Owned Direct or Indirect
				Subsidiaries Carrying on the Same Line
				of Business as Named Subsidiary
				Operating
	Jurisdiction of			in the	Operating
Name	Organization	Parent	Line of Business	United States	in Foreign Countries

Starwood Hotels & Resorts Worldwide, Inc. (“SH&RW”)	Maryland	—	Lodging	155	74
SLC Operating Limited Partnership	Delaware	SH&RW	Lodging	3	5
Starwood Hotels & Resorts Holdings, Inc.	Arizona	SH&RW	Lodging	1	0
The Sheraton LLC (“SC”)	Delaware	SH&RW	Lodging	12	0
Sheraton International, Inc. (“SII”)	Delaware	SH&RW	Lodging	8	63
Sheraton Overseas Management Corporation	Delaware	SII	—	0	0
Starwood CIGA Holdings LLC	Delaware	SII	Lodging	0	16
Westin Hotel Management, L.P.	Delaware	SH&RW	Lodging	5	3

NOTE: The names of some consolidated wholly owned subsidiaries of the Corporation carrying on the same lines of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

EXHIBIT 21.1 (Continued)
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
AND STARWOOD HOTELS & RESORTS
ASSUMED NAMES REPORT

Arizona
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Tucson University Plaza
Starwood Hotels & Resorts Worldwide, Inc.	The Phoenician

California
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Westin San Francisco Airport
Starwood Hotels & Resorts Worldwide, Inc.	Clarion Hotel — San Francisco Airport
Starwood Hotels & Resorts Worldwide, Inc.	Westin Horton Plaza
Starwood Hotels & Resorts Worldwide, Inc.	W San Francisco
Starwood Hotels & Resorts Worldwide, Inc.	W Los Angeles — Westwood
Starwood Hotels & Resorts Worldwide, Inc.	St. Regis San Francisco

Colorado
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Steamboat Springs Resort
Starwood Hotels & Resorts Worldwide, Inc.	St. Regis, Aspen

Georgia
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Westin Peachtree Plaza
Starwood Hotels & Resorts Worldwide, Inc.	W Atlanta

Hawaii
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Westin Maui
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Kauai

Illinois
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Tremont Chicago
Starwood Hotels & Resorts Worldwide, Inc.	W Chicago City Center
Starwood Hotels & Resorts Worldwide, Inc.	W Chicago Lakeshore

Louisiana
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	W New Orleans

Starwood Hotels & Resorts Worldwide, Inc.	W New Orleans-French Quarter

Massachusetts
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Newton Hotel
Starwood Hotels & Resorts Worldwide, Inc.	Boston Park Plaza

Minnesota
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Minneapolis

New York
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	W New York — The Tuscany
Starwood Hotels & Resorts Worldwide, Inc.	W New York — The Court
Starwood Hotels & Resorts Worldwide, Inc.	W Times Square
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Manhattan
Starwood Hotels & Resorts Worldwide, Inc.	The St. Regis

Oregon
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Portland Downtown

Pennsylvania
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Caesars Cove Haven
Starwood Hotels & Resorts Worldwide, Inc.	Caesars Paradise Stream
Starwood Hotels & Resorts Worldwide, Inc.	Caesars Pocono Palace
Starwood Hotels & Resorts Worldwide, Inc.	Caesars Brookdale on the Lake
Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Park Ridge Hotel & Conference Center
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Suites Philadelphia Airport

Washington
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Days Inn Town Center
Starwood Hotels & Resorts Worldwide, Inc.	Sixth Avenue Inn

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